Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MSO Holdings, Inc

Bannockburn, Illinois

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-132405) of MSO Holdings, Inc. (the “Company”) of our report dated April 12, 2006, except for Note 16 which is as of June 5, 2006 relating to the consolidated financial statements, which appears in Amendment No. 2 of the Annual Report on Form 10-KSB/A. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Seidman, LLP

Chicago, Illinois

June 15, 2006